UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2007

PRIMEDIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other jurisdiction of	(Commission file number)	(I.R.S Employer
incorporation or organization)		Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip code)

(212) 745-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On August 1, 2007, PRIMEDIA Inc. (“Primedia”) filed a Current Report on Form 8-K disclosing that it had accepted for payment $122.5 million of its Senior Floating Rate Notes due 2010, $393.7 million principal amount of its 8 7/8% Senior Notes due 2011 and $292.0 million principal amount of its 8% Senior Notes due 2013 pursuant to the terms of its previously announced tender offers and consent solicitations for such securities. As a result of the acceptance for payment of such securities, the supplemental indentures that were the subject of the consent solicitations (collectively, the “Supplemental Indentures”) have become operative. The Supplemental Indentures are attached hereto as Exhibits 99.1, 99.2 and 99.3.

Item 9.01                                             Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1

Supplemental Indenture, dated as of July 13, 2007, to the Indenture dated as of May 15, 2003, among PRIMEDIA Inc., the guarantors listed on the signature pages thereto and The Bank of New York, as trustee (with respect to the 8% Senior Notes due 2013)

Exhibit 99.2

Supplemental Indenture, dated as of July 13, 2007, to the Indenture dated as of May 8, 2001, among PRIMEDIA Inc., the guarantors listed on the signature pages thereto and The Bank of New York, as trustee (with respect to the 8 7/8% Senior Notes due 2011)

Exhibit 99.3

Supplemental Indenture, dated as of July 13, 2007, to the Indenture dated as of May 14, 2004, among PRIMEDIA Inc., the guarantors listed on the signature pages thereto and The Bank of New York, as trustee (with respect to the Senior Floating Rate Notes due 2010)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc.
(Registrant)

Date: August 7, 2007	By:	/s/ Jason S. Thaler
Jason S. Thaler
Senior Vice President, General Counsel and Secretary